Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Vice President of Marketing and Corporate Communications	Senior Vice President
(856) 810-6210	(212) 836-9608
johnpaolin@hillintl.com	dsullivan@equityny.com

FOR IMMEDIATE RELEASE

Hill International Reports Third Quarter and

First Nine Months 2012 Financial Results

Marlton, NJ – November 6, 2012 – Hill International (NYSE:HIL), the global leader in managing construction risk, announced today its financial results for the third quarter and first nine months ended September 30, 2012 (see attached tables). Total revenue for the third quarter of 2012 was $119.9 million, a decrease of 7.0% from the third quarter of 2011. Consulting fee revenue for the third quarter of 2012 was $103.6 million, an increase of 1.1% from the third quarter of 2011.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter of 2012 were $7.9 million, up 26.3% from the third quarter of 2011. Operating profit for the third quarter of 2012 was $5.1 million, an increase of 170.0% from the third quarter of 2011. Net earnings in the third quarter of 2012 were $1.3 million, or $0.03 per diluted share, up 99.4% from net earnings of $0.7 million, or $0.02 per diluted share in the third quarter of 2011.

The company’s total backlog at September 30, 2012 was a record $2.373 billion, up 0.6% from $2.360 billion at June 30, 2012. Twelve-month backlog at September 30, 2012 was $351 million, up 2.0% from $344 million at June 30, 2012.

“We have continued to see steady improvement in our financial performance throughout the year, and we are especially pleased with achieving record backlog and getting back to profitability in the third quarter,” said Irvin Richter, Hill’s Chairman and Chief Executive Officer. “Our cost-cutting initiatives so far this year have had an immediate and positive impact on our bottom line, with the Company now earning its highest quarterly EBITDA since before the Libyan revolution,” Richter added.

First Nine Months 2012 Results

Total revenue for the first nine months of 2012 was $355.1 million, a decrease of 6.3% from the first nine months of 2011. Consulting fee revenue for the first nine months of 2012, however, was a record $306.8 million, an increase of 2.4% from the first nine months of 2011.

EBITDA for the first nine months of 2012 was $13.6 million, a 62.5% increase from the first nine months of 2011. Operating profit for the first nine months of 2012 was $5.6 million, a strong turnaround from an operating loss of ($2.6 million) in the first nine months of 2011. Net loss for the first nine months of 2012 was ($5.8 million), or ($0.15) per diluted share, as compared to a net loss of ($5.4 million), or ($0.14) per diluted share, for the first nine months of 2011.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group. Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, estimating and cost management, and project labor agreement consulting services.

Total revenue at Hill’s Project Management Group during the third quarter of 2012 was $92.8 million, a decrease of 5.4% from the third quarter of 2011. Consulting fee revenue for the third quarter of 2012 at the Projects Group was $77.2 million, an increase of 5.7% from the third quarter of 2011. Operating profit for the Projects Group for the third quarter of 2012 was $8.0 million, an increase of 57.1% from the prior year’s quarter.

Total revenue at the Projects Group during the first nine months of 2012 was $273.7 million, down 6.8% from the first nine months of 2011. Consulting fee revenue for the Projects Group during the first nine months of 2012 was $227.5 million, an increase of 4.8% from the first nine months of 2011. Operating profit for the Projects Group for the first nine months of 2012 was $18.6 million, an increase of 57.0% from the first nine months of 2011.

Construction Claims Group. Hill’s Construction Claims Group provides claims preparation, analysis and review, litigation support, lender advisory, cost and damages assessment, delay and disruption analysis, contract review and assessment, risk assessment, adjudication, expert witness testimony and management consulting services.

Total revenue at Hill’s Construction Claims Group during the third quarter of 2012 was $27.1 million, a decrease of 12.1% from the third quarter of 2011. Consulting fee revenue for the third quarter of 2012 at the Claims Group was $26.4 million, a decrease of 10.3% from the year earlier quarter. Operating profit for the Claims Group for the third quarter of 2012 was $2.6 million, a decrease of 39.8% from the prior year’s quarter.

Total revenue at the Claims Group during the first nine months of 2012 was $81.5 million, a decrease of 4.5% from the first nine months of 2011. Consulting fee revenue for the first nine months of 2012 was $79.3 million, a decrease of 3.9% from the first nine months of 2011. Operating profit for the Claims Group for the first nine months of 2012 was $6.3 million, a decrease of 13.3% from the first nine months of 2011.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on Wednesday, November 7, 2012, at 11:00 am Eastern Time to discuss the financial results for the period ended September 30, 2012. Interested parties may participate in the call by dialing (877) 423-9820 (Domestic) or (201) 493-6749 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Conferences and Calls”. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

About Hill International

Hill International, with 3,300 employees in 110 offices worldwide, provides program management, project management, construction management, and construction claims and consulting services. Engineering News-Record magazine recently ranked Hill as the 8th largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; difficulties we may incur in implementing our acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-F)

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, Except Per Share Data)

(Unaudited)

Consolidated Statement of Operations

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Consulting fee revenue	$103,565	$102,463	$306,831	$299,686
Reimbursable expenses	16,322	26,415	48,297	79,137

Total revenue	119,887	128,878	355,128	378,823

Cost of services	58,459	58,795	176,722	173,582
Reimbursable expenses	16,322	26,415	48,297	79,137

Total direct expenses	74,781	85,210	225,019	252,719

Gross profit	45,106	43,668	130,109	126,104

Selling, general and administrative expenses	40,016	41,810	124,559	128,875
Equity in earnings of affiliates	—	(27)	—	(187)

Operating profit (loss)	5,090	1,885	5,550	(2,584)

Interest expense and related financing fees, net	4,757	1,922	12,748	4,380

Earnings (loss) before income tax benefit	333	(37)	(7,198)	(6,964)
Income tax benefit	(1,109)	(422)	(2,621)	(1,776)

Consolidated net earnings (loss)	1,442	385	(4,577)	(5,188)

Less: net earnings (loss)—noncontrolling interests	138	(269)	1,179	251

Net earnings (loss) attributable to Hill International, Inc.	$1,304	$654	$(5,756)	$(5,439)

Basic earnings (loss) per common share—Hill International, Inc.	$0.03	$0.02	$(0.15)	$(0.14)

Basic weighted average common shares outstanding	38,226	38,497	38,446	38,385

Diluted earnings (loss) per common share—Hill International, Inc.	$0.03	$0.02	$(0.15)	$(0.14)

Diluted weighted average common shares outstanding	38,566	38,946	38,446	38,385

Selected Segment Data

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Project Management
Consulting fee revenue	$77,194	$73,061	$227,510	$217,148
Total revenue	$92,752	$98,013	$273,670	$293,504
Gross profit	$30,405	$27,655	$86,248	$81,724
Gross profit as a percent of consulting fee revenue	39.4%	37.9%	37.9%	37.6%
Selling, general and administrative expenses	$22,393	$22,582	$67,602	$70,032
SG&A expenses as a percentage of consulting fee revenue	29.0%	30.9%	29.7%	32.3%
Operating profit before equity in earnings of affiliates	$8,012	$5,073	$18,646	$11,692
Equity in earnings of affiliates	$—	$27	$—	$187

Operating profit	$8,012	$5,100	$18,646	$11,879
Operating profit as a percent of consulting fee revenue	10.4%	7.0%	8.2%	5.5%

Construction Claims
Consulting fee revenue	$26,371	$29,402	$79,321	$82,538
Total revenue	$27,135	$30,865	$81,458	$85,319
Gross profit	$14,701	$16,013	$43,861	$44,380
Gross profit as a percent of consulting fee revenue	55.7%	54.5%	55.3%	53.8%
Selling, general and administrative expenses	$12,060	11,627	$37,516	$37,060
SG&A expenses as a percentage of consulting fee revenue	45.7%	39.5%	47.3%	44.9%
Operating profit	$2,641	$4,386	$6,345	$7,320
Operating profit as a percent of consulting fee revenue	10.0%	14.9%	8.0%	8.9%

Selected Other Financial Data

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Consulting fee revenue	$103,565	$102,463	$306,831	$299,686
Total revenue	$119,887	$128,878	$355,128	$378,823
Gross profit	$45,106	$43,668	$130,109	$126,104
Gross profit as a percentage of consulting fee revenue	43.6%	42.6%	42.4%	42.1%
Selling, general and administrative expenses (excluding corporate expenses)	$34,453	$34,209	$105,118	$107,092

Selling, general and administrative expenses (excluding corporate expenses) as a percentage of consulting fee revenue	33.3%	33.4%	34.3%	35.7%
Corporate expenses	$5,563	$7,601	$19,441	$21,783
Corporate expenses as a percentage of consulting fee revenue	5.4%	7.4%	6.3%	7.3%
Operating profit (loss)	$5,090	$1,885	$5,550	$(2,584)
Operating profit (loss) as a percent of consulting fee revenue	4.9%	1.8%	1.8%	(0.9)%
Effective income tax rate	(333.0)%	1,140.5%	36.4%	25.5%

Selected Balance Sheet Data

	September 30, 2012	December 31, 2011
Cash and cash equivalents	$14,794	$17,924
Accounts receivable, net	$208,632	$197,906
Current assets	$249,124	$231,833
Total assets	$417,715	$407,512
Current liabilities	$140,321	$108,800
Total debt	$96,928	$94,759
Stockholders’ equity:
Hill International, Inc. share of equity	$149,893	$154,136
Noncontrolling interest	$16,836	$18,258

Total equity	$166,729	$172,394

EBITDA Reconciliation

(Unaudited)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter of 2012 were $7.9 million compared to $6.2 million in the third quarter of 2011. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net earnings (loss)	$1,304	$654	$(5,756)	$(5,439)
Interest expense, net	4,757	1,922	12,748	4,380
Income tax benefit	(1,109)	(422)	(2,621)	(1,776)
Depreciation and amortization	2,923	4,080	9,245	11,215

EBITDA	$7,875	$6,234	$13,616	$8,380